UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.   20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 10, 2005

ADVANCED POWER TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-16047	93-0875072
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

405 SW Columbia Street,
Bend, Oregon 97702

(Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code:

(541) 382-8028

Check the appropriate box below if the Form 8- filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

The Registrant’s media release dated January 10, 2005, to announce that Patrick Sireta, CEO will speak at the Seventh Annual Needham Growth Conference in New York City on Wednesday, January 12th at approximately 4:30 pm EST, provide expected revenue for the quarter ended December 31, 2004 and revenue guidance for the quarter ending March 31, 2005, is attached hereto as Exhibit 99.1. This information is being furnished under Item 2.02 of Form 8-K.

Item 7.01 Regulation FD Disclosure

The Registrant’s media release dated January 10, 2005, regarding the completion of the previously announced acquisition of Powersicel Inc. is attached hereto as Exhibit 99.2. This information is being furnished under Item 7.01 of Form 8-K.

In accordance with general instructions B.2 and B.6 of Form 8-K, the information furnished pursuant to this Item 7.01, including Exhibit 99.2, shall not be deemed to be “filed” for purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that Section, nor shall such information or Exhibit be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.  In addition, this report (including Exhibit 99.2) will not be deemed an admission as to the materiality of any information contained in this report that is required to be disclosed solely as a requirement of Regulation F-D.

SIGNATURES

Pursuant to the requirements of Section 13 of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized this 12th  day of January, 2005.

ADVANCED POWER TECHNOLOGY, INC.

BY:	/s/ GREG M. HAUGEN

Greg M. Haugen
Vice President, Finance and Administration,
Chief Financial Officer and Secretary
(Principal Financial Officer)

EXHIBIT LIST

Exhibit No.	Description

99.1	Media Release dated January 10, 2005, “Advanced Power Technology to Present at the Needham Growth Conference in New York City, Company Provides Updated Guidance.”
99.2	Media Release dated January 10, 2005, “Advanced Power Technology Completes Previously Announced Acquisition of Powersicel, Inc.”